UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

Polymer Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14330

Delaware	57-1003983
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300

Charlotte, North Carolina 28269

(Address of principal executive offices, including zip code)

(704) 697-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Bridge Credit Facility

On October 22, 2013, Polymer Group, Inc. (the “Company”) entered into an amendment (“Amendment No. 1”) to the Senior Secured Bridge Credit Agreement, dated September 17, 2013 among the Company, Scorpio Acquisition Corporation, Citicorp North America, Inc. and the lenders from time to time party thereto (the “Bridge Credit Facility”) to add RBC Capital Markets and HSBC Securities (USA) Inc. as joint bookrunners, to add Royal Bank of Canada, HSBC Bank USA, N.A. and Blackstone Holdings Finance Co. L.L.C. as initial lenders and to make certain other amendments.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Polymer Group, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 25, 2013

Index to Exhibits

Exhibit Number	Description

10.1	Amendment No. 1, dated as of October 22, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, Citicorp North America, Inc., as administrative agent, and the lenders party thereto from time to time, to the Senior Secured Bridge Credit Agreement, dated as of September 17, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank PLC as syndication agent and Citigroup Global Markets Inc. and Barclays Bank PLC as joint lead arrangers and joint bookrunners.